UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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DNB FINANCIAL CORPORATION
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(Exact Name of Registrant as Specified in its Charter)

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4 Brandywine Avenue
Downingtown, Pennsylvania 19335-0904
610-269-1040
_____________________________________

NOTICE OF ANNUAL MEETING
To Be Held on April 27, 2006
_____________________________________

TO THE STOCKHOLDERS OF DNB FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DNB FINANCIAL CORPORATION (the “Corporation”) will be held at 10:00 a.m., prevailing time on Thursday, April 27, 2006 at the Sheraton Great Valley, 707 E. Lancaster Pike, Frazer, PA 19355 (Routes 202 & 30) for the purpose of considering and acting upon the following proposals:

(1)	To elect 3 directors to serve for three years or until their successors have been elected and qualified; and
(2)	To ratify the appointment of KPMG LLP as the independent auditors for the fiscal year ending December 31, 2006; and
(3)

To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other business which may come before the meeting.

Stockholders of record at the close of business on March 2, 2006 are entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald K. Dankanich, Secretary

Downingtown, Pennsylvania
March 27, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

DNB FINANCIAL CORPORATION
4 Brandywine Avenue
Downingtown, Pennsylvania 19335-0904

________________________________________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2006
________________________________________________

Solicitation and Voting of Proxies

This Proxy Statement is being furnished to stockholders of DNB Financial Corporation (the “Corporation”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Sheraton Great Valley, 707 E. Lancaster Pike, Frazer, PA 19355, on Thursday, April 27, 2006 at 10:00 a.m., and at any adjournments thereof. The 2005 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2005, accompanies this Proxy Statement, which is first being mailed to stockholders on or about March 27, 2006. If two or more stockholders share an address to which the Corporation has delivered only 1 copy of the 2005 Annual Report or this Proxy Statement, the Corporation will deliver promptly, upon written or oral request, a separate copy of the 2005 Annual Report or this Proxy Statement, as applicable, to a security holder at that address.

Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of DNB Financial Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of the nominees for directors named in the Proxy Statement and FOR the ratification of KPMG LLP as independent auditors for the fiscal year ending December 31, 2006.

Under applicable state law and the bylaws of DNB Financial Corporation, a quorum must be present at the meeting or represented by proxy for the meeting to be held. A quorum is a majority of the outstanding shares. If a quorum exists, each proposal, to be adopted, must be approved by a majority (more than 50%) of the stock having voting power and present at the meeting in person or by proxy. If a stockholder submits a timely, properly executed proxy card for any shares, those shares will be considered part of the quorum, whether or not the shareholder votes or abstains from voting on any or all proposals. If the holder of any shares abstains, “withholds” a vote or fails to vote on a proposal, it will have the same effect as if the holder voted those shares against the proposal. A broker who holds shares for a stockholder has authority to vote in the broker’s discretion on “routine” matters such as the election of directors or the ratification of appointment of independent auditors if the stockholder does not sign and return a proxy. A “broker non-vote” can occur on non-routine proposals when a broker is not able to vote shares because the broker has not received voting instructions from the shareholder. A broker non-vote will have the same effect as an abstention, which will be as if those shares were voted against the proposal.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Corporation, by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

The expenses of the solicitation of proxies will be borne by the Corporation. Certain officers, directors and employees of the Corporation and DNB First, National Association (the “Bank”) may solicit proxies personally, by mail, telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Corporation will reimburse brokers, custodians, nominees and fiduciaries for all reasonable expenses which they have incurred in sending proxy materials to the beneficial owners of the Corporation’s Common Stock held by them.

Voting Securities and Beneficial Ownership Thereof

The securities which may be voted at the Annual Meeting consist of shares of Common Stock of DNB Financial Corporation, par value $1.00 per share (the “Common Stock”), with each share entitling its owner to 1 vote on all matters to be voted on at the Annual Meeting.

The close of business on March 2, 2006 has been established by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 2,372,156 shares.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of March 2, 2006, with respect to the beneficial ownership of each director, each nominee for election as director, each beneficial owner known by the Corporation of more than 5% of the outstanding common stock of the Corporation, certain named executive officers and all directors and executive officers as a group.
Amount and Nature of Beneficial Ownership
		Sole	Shared
	Total	Voting and	Voting and	Percent
Name of	Beneficial	Investment	Investment	of
Beneficial Owner	Ownership (1,2,3)	Power (2)	Power (3)	Class (4)
Ronald K. Dankanich	29,543	29,543	-	1.11%
Thomas A. Fillippo	5,250	5,250	-	0.20%
William J. Hieb	30,587	29,222	1,365	1.15%
Mildred C. Joyner	7,225	7,225	-	0.27%
James J. Koegel	34,481	8,275	26,206	1.30%
William S. Latoff	163,046	163,046	-	6.13%
Thomas M. Miller	27,801	27,801	-	1.04%
Bruce E. Moroney	28,087	18,089	9,998	1.06%
Eli Silberman	13,438	13,438	-	0.50%
Henry F. Thorne	33,387	33,387	-	1.25%
James H. Thornton	25,840	25,840	-	0.97%
Richard M. Wright	5,748	5,443	305	0.22%
DNB Advisors	40,472	10,817	29,655	1.71%
DNB First 401(k) Plan	16,964	16,964	-	0.72%
Directors & Executive Officers
as group (14 Persons)	413,052	375,178	37,874	15.52%

(1)
Based upon information furnished by the respective individual and/or filings made pursuant to the Exchange Act. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)
Includes shares which may be acquired by exercise of vested options granted under the 1995 Stock Option Plan of DNB Financial Corporation amounting to 16,885 shares for Mr. Dankanich, 22,300 shares for Mr. Hieb, 5,650 shares for Ms. Joyner, 8,275 shares for Mr. Koegel, 50,352 shares for Mr. Latoff, 17,500 shares for Mr. Miller, 16,885 shares for Mr. Moroney, 8,880 shares for Mr. Silberman, 16,415 shares for Mr. Thorne, 21,943 shares for Mr. Thornton, 3,412 shares for Mr. Wright and 195,747 total shares for all Directors and Executive Officers as a group. Includes restricted stock that will vest on May 25, 2008 amounting to 945 for Mr. Dankanich, 3,465 for Mr. Hieb, 4,410 for Mr. Latoff, 1,733 for Mr. Miller, 945 for Mr. Moroney and 11,970 total shares for all Directors and Executive Officers as a group. The number of shares have been adjusted to reflect the 5% stock dividend paid in December, 2005.

(3)
Mr. Koegel disclaims beneficial ownership of 110 shares which are owned by an adult child. Ms. Joyner and Mr. Silberman disclaim beneficial ownership of 2,499 and 1,250 shares which are owned by their respective spouses.

(4)
Shares of the Corporation’s Common Stock issuable pursuant to options are deemed outstanding for purposes of computing the percentage of the person or group holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person or group.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with its By-laws, the number of directors of the Corporation is currently set at 7. Each of the members of the Board of Directors of the Corporation also serves as a Director of the Bank Directors are elected for staggered terms of three years each, with a term of office of only 1 class of directors expiring in each year. Directors serve until their successors are elected and qualified. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and DNB Financial Corporation.

The By-laws further provide that vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he or she was appointed.

The nominees proposed for election at the Annual Meeting to Class “B” of the Board of Directors (with terms expiring in 2009) are Mr. Thomas A. Fillippo, Mr. James J. Koegel and Mr. Eli Silberman, each of whom has consented to being named as a nominee and agreed to serve if elected. If either Mr. Fillippo, Mr. Koegel or Mr. Silberman should become unable to serve, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as director.

There is no cumulative voting for the election of the directors. Each share of Common Stock is entitled to cast only 1 vote for each nominee. For example, if a shareholder owns 10 shares of Common Stock and nominations have been made for two director positions, he or she may cast up to 10 votes for each of the two positions to be elected. A majority vote of shares represented by proxy or in person is required for the election of each director.

Unless authority to vote for the director is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of the nominees named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
ELECTION OF THE THREE NOMINEES NAMED BELOW

Set forth below is certain information as of March 2, 2006 concerning the nominees for election as director and each other member of the Corporation’s Board of Directors. All individuals listed are directors of both the Bank and the Corporation. None of the following persons is a director or a person nominated or chosen to become a director in any registered investment company or other SEC registrant.

NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2009
		Principal Occupation During The
Name	Age	Past 5 Years & Service Data

Thomas A. Fillippo	58	Director; President of Devault Foods
		Director Since 2006
		Term Expires 2006

James J. Koegel	59	Director; President of Jones Motor Group, Inc.
		Director Since 2003
		Term Expires 2006

Eli Silberman	66	Director; President of TSG, Inc., Marketing Consultant;
		Former Chairman of Earle Palmer Brown (Philadelphia
		Region)
		Director Since 2003
		Term Expires 2006

OTHER DIRECTORS

William J. Hieb	49	President and Chief Operating Officer of the Corporation and
		the Bank; Former Chief Operating Officer of the
		Corporation and the Bank; Former Senior Vice President of
		First Union National Bank and Managing Director of First
		Union Securities in Philadelphia
		Director of the Corporation since 2005
		Director of the Bank since 2004
		Term Expires 2008.

Mildred C. Joyner	56	Director; Associate Professor of the Undergraduate Social
		Work Program at West Chester University; Former
		Undergraduate Director and Chairperson of the Social Work
		Department at West Chester University
		Director Since 2004
		Term Expires 2007

William S. Latoff	57	Director; Chairman and Chief Executive Officer of the
		Corporation and the Bank; Former Principal of Bliss &
		Company, Ltd., Certified Public Accountants
		Director Since 1998
		Term Expires 2007

James H. Thornton	60	Director; Controller for the University of Connecticut Health
		Center; President of Thornton Consulting; Former President
		and Chief Executive Officer of Brandywine Hospital
		Director Since 1995
		Term Expires 2008

General Information About the Board of Directors

During 2005, the Corporation’s Board of Directors held 11 meetings and the Bank’s Board of Directors held 12 meetings, excluding committee meetings, which are described below. Directors who are not employees of the Corporation or the Bank (“Outside Directors”) receive a quarterly retainer of $3,845. Directors who are not also officers of the Corporation or Bank (each a “Non-Employee Director"), receives a $3,845 quarterly retainer. Additionally, Committee Chairpersons are paid the following annual fees for their services as chairpersons: for the Audit Committee Chair position, $7,000; for each other committee chair position, $5,000. If any committee Chairperson serves as chair of more than one committee, the annual fee for each additional committee chair position will be reduced from $5,000 to $2,500. In addition, each Non-Employee director receives $500 for each "on-site" committee meeting attended and $300 for each “telephonic” committee meeting attended. Board and committee meetings of the Corporation and Bank are conducted on a combined basis, and only a single retainer is paid to each Director for their services as directors of both entities, and only a single fee is paid for each separate meeting, whether or not the meeting is for the Corporation, the Bank or is conducted on a combined basis. Each of the directors of the Corporation is also a director of the Bank. Each committee described below, unless otherwise noted, is a committee of the Bank and the Corporation.

The Audit Committee consists of Messrs. Koegel, Thornton and Ms. Joyner. This Committee reviews the records and affairs of the Corporation and the Bank (including the Bank’s trust department) to determine their financial condition; reviews with management, the internal auditor and the independent auditors the systems of internal control; monitors the adherence in accounting and financial reporting to generally accepted accounting principles and compliance with banking laws and regulations; and performs the other responsibilities set forth in the Audit Committee Charter. The Board of Directors has determined that, during 2005, Mr. Thornton would qualify as a “financial expert” within the meaning of that term in the SEC regulations dealing with audit committee financial experts. Mr. Thornton is also “independent” within the meaning of that term under NASD Rule 4200(a)(15). The Committee met 6 times during 2005.

The Benefits & Compensation Committee consists of Messrs. Koegel, Latoff and Thornton. This Committee oversees the Human Resource policies of the Bank, which includes approving recommendations for salary increases. The Committee met 6 times during 2005.

The Board Loan Committee consists of Messrs. Hieb, Koegel, Latoff, and Silberman. This Committee reviews and takes action on proposed and existing loans in excess of Officers’ Credit Committee authority. The Committee met 20 times during 2005.

The Corporate Governance and Nominating Committee consists of Messrs. Koegel, Latoff, and Thornton. This Committee provides assistance to the Board of Directors in fulfilling the Board of Directors responsibilities for director nominations and appointments and establishes compensation for members of the Board of Directors. This Committee also advises the Board of Directors on other matters relating to the affairs or governance of the Board of Directors. The Committee met 2 times during 2005.

The Executive Committee consists of Messrs. Koegel, Latoff, and Thornton. This Committee has the authority to exercise the powers of the Board of Directors between regular Board meetings. The Committee did not meet during 2005.

The Trust Committee consists of Messrs. Hieb, Silberman, and Ms. Joyner. This Committee reviews and recommends policies and procedures for the Bank’s trust department, which does business under the name “DNB Advisors,” approves estate administration and ensures compliance to applicable Federal regulations and reviews the performance of the Bank’s non-deposit business conducted under the name “DNB Financial Services.” The Committee met 12 times during 2005.

Each of the Directors of the Corporation attended at least 75% of the aggregate of (i) the total number of Board meetings held while he or she was a Director and (ii) the total number of meetings held by committees during his or her service on those committees.

Stockholder Communications with the Board of Directors

The Board of Directors provides a process for stockholders to send communications to it. Stockholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: DNB Financial Corporation Board of Directors, 4 Brandywine Avenue, Downingtown, PA 19335-0904. Management of the Corporation is responsible for identifying those communications that are sent by stockholders to the Board of Directors and is responsible to forward them to all members of the Board of Directors.

Neither the Board of Directors nor the Corporate Governance and Nominating Committee has implemented a formal policy regarding director attendance at annual meetings of the Corporation’s stockholders. The Corporation’s Board of Directors normally holds its annual organizational meeting immediately after the annual meeting of stockholders and, as a result, most directors are usually able to attend the annual meeting of stockholders. In 2005, 6 of the Corporation’s then 8 directors attended the annual meeting of stockholders.

Director Nomination Procedures

The Corporation’s Corporate Governance and Nominating Committee performs the duties, responsibilities and functions of a Nominating Committee. The Corporate Governance and Nominating Committee does not have a charter. Each of the members of the Corporate Governance and Nominating Committee, with the exception of Mr. Latoff, is “independent” within the meaning of that term under NASD Rule 4200(a)(15). The Corporate Governance and Nominating Committee has not adopted a written policy with regard to the consideration of any director candidates recommended by security holders, but it is the policy of the Corporate Governance and Nominating Committee to consider director candidates that may be recommended by security holders in accordance with applicable law, the articles of incorporation and bylaws of the Corporation.

To be eligible for consideration by the Corporation’s Corporate Governance and Nominating Committee for nomination at an annual meeting of the Corporation’s shareholders, a shareholder recommendation of a director nominee must be submitted in writing to the Secretary of the Corporation along with a written consent of the recommended individual stating that the individual consents to be nominated for the position of director of the Corporation and that the individual will submit to the Corporation such information and documents as the Corporate Governance and Nominating Committee may reasonably request in connection with its consideration of the nomination or as the Corporation may otherwise request in order for the Corporation or the Bank to fulfill its disclosure and other legal obligations in connection with the nomination and service of such individual as director. In order for the recommendation to be acted upon in a timely fashion to permit nomination, if appropriate, at any annual meeting of the shareholders of the Corporation, these materials must be received, in proper form, completed and signed, by the Secretary of the Corporation at the address set forth on the first page of this Proxy Statement, not later than the deadline for submission of stockholder proposals for inclusion in the Corporation’s proxy materials identified in the section of this Proxy Statement titled, “Stockholder Proposals.”

The Corporate Governance and Nominating Committee has not established any specific, minimum qualifications that it believes must be met by a Corporate Governance and Nominating Committee recommended nominee for a position on the Corporation’s Board of Directors, nor has it identified any specific qualities or skills that it believes are necessary for 1 or more of the Corporation’s directors to possess.

The Corporate Governance and Nominating Committee has not adopted a formal process for identifying and evaluating nominees for director. In the event the Corporate Governance and Nominating Committee evaluates a nominee for director recommended by a security holder, and the recommended nominee is not known personally by any directors or members of executive management of the Corporation, it is likely that the Corporate Governance and Nominating Committee would request more extensive financial and biographical background information and personal and business references for the recommended nominee.

The Corporation has not regularly paid fees to third parties to identify or evaluate or assist in identifying or evaluating potential director nominees. In general, the Corporation relies on the community and business contacts it has established through its directors, officers and professional advisors to help it identify potential director candidates when a specific need is identified.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) and the SEC regulations thereunder require the Corporation’s executive officers and directors, and beneficial owners of more than 10% of any class of the Corporation’s equity securities registered under Section 12 of the 1934 Act, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“Section 16 Reports”). SEC regulations require these persons to furnish the Corporation with copies of all Section 16 (a) forms they file, and they require the Corporation to disclose late filings of Section 16 Reports. To the best of the Corporation’s knowledge, there were no delinquent Section 16 Report filings by any of these persons during 2005.

Executive Officers Who Are Not Directors

The following sets forth information with respect to executive officers of the Corporation and the Bank who do not serve on the Corporation’s Board of Directors. Each serves at the pleasure of the Board of Directors. There are no arrangements or understanding between the Corporation or the Bank and any person pursuant to which any such officers were selected.

Ronald K. Dankanich (Age 51) joined the Bank in October 1972 and currently serves as Executive Vice President—Operations Division and Secretary of both the Corporation and the Bank. Mr. Dankanich is directly responsible for Management Information Systems, Bank Reconcilements, Operations, Bank Services and Human Resources.

Richard J. Hartmann (Age 55) was named Executive Vice President of the Corporation and the Bank to head up the Retail Banking Division on January 4, 2006. Prior to his promotion, Mr. Hartmann served as Senior Vice President of the Bank in its Retail Banking Division since June 2005. For 4 years prior to joining the Bank, Mr. Hartmann served as Executive Vice President at Susquehanna Bank (Farmers First Bank), responsible for Retail Banking. During the previous 5 years, Mr. Hartmann was a Senior Vice President and Executive Relationship Market Banker at M&T Bank/Keystone Financial in Horsham, PA, responsible for M&T's Delchester Region.

C. Tomlinson Kline III (Age 54) joined the Bank in October 2004 and currently serves as Senior Vice President - Chief Credit Officer of the Bank. Prior to joining the Bank, Mr. Kline was Vice President of the First National Bank of Chester County. Prior to that, Mr. Kline was a Senior Vice President of First Union.

Thomas M. Miller (Age 48) joined the Bank in November 2004 and currently serves as First Executive Vice President of the Corporation and First Executive Vice President and Chief Lending Officer of the Bank. Prior to joining the Bank, Mr. Miller was Managing Director and Executive Vice President of Millennium Bank.

Bruce E. Moroney (Age 49) joined the Bank in May 1992 and currently serves as Executive Vice President and Chief Financial Officer of both the Corporation and the Bank. Mr. Moroney is directly responsible for the Bank’s investment portfolio, strategic planning, budgeting, asset/liability management and financial reporting.

Management Remuneration

The following table sets forth for the fiscal year ended December 31, 2005, 2004 and 2003, certain information as to the total remuneration received by any executive officers of the Corporation or the Bank receiving total salary and bonus in excess of $100,000 during each period.

SUMMARY COMPENSATION TABLE
					Long Term Compensation
	Annual Compensation				Awards Payouts
				Other
				Annual	Restricted	Securities
				Compen-	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	sation	Award(s)	Options	Payouts	Compensation
Principal Position	Year	$ (1)	$ (5)	$	$ (6)	#	$	$

William S. Latoff	2005	250,000	90,000		115,794	40,100		14,251	(2)
Chairman and Chief	2004(3)	8,269	—		—	—		42,698	(4)
Executive Officer

Ronald K. Dankanich	2005	118,026	40,000		24,813	4,000		7,367	(2)
Executive Vice President	2004	114,821	5,000		—	—		6,221
Operations Division	2003	109,850	—		—	—		11,435

William J. Hieb	2005	170,000	85,000		90,981	16,000		11,326	(2)
President and Chief	2004	138,647	22,000		—	6,000		7,927
Operating Officer	2003(3)	88,167	—		—	—		643

Thomas M. Miller	2005	155,000	42,500		45,491	7,000		9,710	(2)
First Exec Vice President	2004(3)	24,327	—		—	10,500		917
Chief Lending Officer

Bruce E. Moroney	2005	113,265	42,500		24,813	4,000		7,352	(2)
Executive Vice President	2004	110,190	5,000		—	2,500		5,978
Chief Financial Officer	2003	106,270	—		—	—		9,340

Henry F. Thorne	2005	243,428	20,000		—	—		3,255	(2)
Former President and CEO	2004(3)	207,428	20,000		—	—		10,477
	2003	199,380	—		—	—		23,791

Richard M. Wright	2005	132,420	40,000		24,813	—		8,314	(2)
Executive Vice President	2004	128,824	5,000		—	3,250		6,947
Retailing Banking Division	2003(3)	34,615	—		—	—		—
____________
(1)	Amounts shown include compensation deferred at the officer’s election.

(2)
Amounts shown for 2005 include: (i) matching contributions to the 401(k) Plan accounts ($3,068, $1,822, $2,693, $2,962, $1,907, $840 and $2,265, respectively, for Latoff, Dankanich, Hieb, Miller, Moroney, Thorne and Wright); (ii) $10,200, $4,740 $7,650, $5,925, $4,672, $1,680 and $5,172, respectively, for Latoff, Dankanich, Hieb, Miller, Moroney, Thorne and Wright pursuant to the Bank’s Safe Harbor Plan; and (iii) Long Term Disability & Life Insurance premiums of $982, $804, $982, $822, $771, $735 and $875, respectively, for Latoff, Dankanich, Hieb, Miller, Moroney, Thorne and Wright.

(3)	Information represents a partial year of service.

(4)	Mr. Latoff earned an aggregate of $42,450 in Director retainers and meeting fees during the portion of 2004 in which he was not Chief Executive Officer, as more fully described in this Proxy Statement

(5)
A portion of the bonuses paid in 2005, were attributable to 2004 performance: $17,500 for Dankanich, $30,000 for Hieb, $5,000 for Miller, $17,500 for Moroney, $20,000 for Thorne and $17,500 for Wright.

(6)	Restricted Stock Award will vest on May 25, 2008 and are based on a $26.26 exercise price.

Stock Option Plan

At the Corporation’s Annual Meeting in 2004, the Stockholders of the Corporation approved the Corporation’s 1995 Stock Option Plan (as amended and restated, effective as of April 27, 2004) (the “Stock Option Plan”). In approving the amendment and restatement of the Stock Option Plan at the 2004 Annual Meeting, the Corporation’s Stockholders approved the availability of 200,000 additional shares of the Corporation’s Common Stock (to permit an aggregate maximum of 555,766 shares) to be issued upon the exercise of incentive and non-qualified stock options that the Board of Directors may grant to employees and Directors of the Corporation and the Bank. In addition to increasing the number of shares that may be issued on option exercises, the Stockholders also approved amendments to (i) incorporate the possibility for Board of Directors’ approval of “immaculate cashless” exercises of Stock Options, (ii) eliminate a formula requirement for annual grants of Stock Options to directors of the Corporation, (iii) extend the term of the Stock Option Plan to April 27, 2014, (iv) provide for the possibility that the Stock Option Plan could be administered by a Committee of the Board, (v) permit optionees to elect to have withholding taxes paid in shares of Common Stock, and (vi) grant greater flexibility to the Board of Directors in administering the Plan.

Option exercise prices must be 100% of the fair market value of the shares on the date of option grant and the option exercise period may not exceed 10 years except that, with respect to incentive stock options awarded to persons holding 10% or more of the combined voting power of the Corporation, the option exercise price may not be less than 110% of the fair market value of the shares on the date of option grant and the exercise period may not exceed 5 years.

Option Grants in Last Fiscal Year

The following table provides certain information relating to stock options granted during 2005. Certain officers not appearing in the Summary Compensation table above were also granted stock options during 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants (1)				Potential Realizable
					Value at Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Shares	Total Options			Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees in	Exercise or
	Granted in 2005	Fiscal Year	Base Price	Expiration	5%	10%
Name	#	%	($/share)(2)	Date	$	$

William S. Latoff	17,000	20.2	19.30	12-22-15	206,340	522,907
William S. Latoff	23,100	27.4	26.76	04-18-15	388,783	985,252
Ronald K. Dankanich	4,000	4.7	19.30	12-22-15	48,551	123,037
William J. Hieb	16,000	19.0	19.30	12-22-15	194,203	492,148
Thomas M. Miller	7,000	8.3	19.30	12-22-15	84,964	215,315
Bruce E. Moroney	4,000	4.7	19.30	12-22-15	48,551	123,037
Henry F. Thorne	—	—	—	—	—	—
Richard M. Wright	—	—	—	—	—	—

(1)
All of the options in the above table, (with the exception of the 23,100 options granted to Mr. Latoff on April 18, 2005, which became exercisable on October 18, 2005), were granted on December 22, 2005 and will become exercisable on June 22, 2006.

(2)	The exercise or base price is equal to the fair market value of the Corporation’s Common Stock on the date of grant.

Aggregated Option Exercises and Year-End Value

The following table summarizes stock options that were exercised during 2005 and the number and value of stock options that were unexercised at December 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of
			Securities Underlying		Value of Unexercised
	Shares		Unexercised Options		In-The-Money Options
	Acquired	Value	At Fiscal Year-end (#)		At Fiscal Year-end ($)
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable (1)	Unexercisable

William S. Latoff	—	—	50,352	—	$39,743	—
Ronald K. Dankanich	—	—	16,885	—	7,817	—
William J. Hieb	—	—	22,300	—	7,200	—
Thomas M. Miller	—	—	17,500	—	3,150	—
Bruce E. Moroney	—	—	16,885	—	7,817	—
Henry F. Thorne	—	—	16,415	—	9,628	—
Richard M. Wright	—	—	3,412	—	—	—

(1) Represents the difference between market value per share as of December 31, 2005 ($19.75) and specific option prices per share.

Pension Plan

The Corporation does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the “Pension Plan”) covering all employees of the Bank, including officers, who have been employed by the Bank for 1 year and have attained 21 years of age. The Pension Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average monthly base salary, multiplied by their years of accredited service. The accrued benefit is based on the monthly average of their highest 5 consecutive years of their last 10 years of service.

Effective December 31, 2003, the Bank amended its Pension Plan so that no participants will earn additional benefits under the Pension Plan after December 31, 2003. As a result of this amendment, no further service or compensation will be credited under the Pension Plan after December 31, 2003. The Pension Plan, although frozen, will continue to provide benefit payments and employees can still earn vested credits until retirement.

During 2006, management does not anticipate that the Bank will make a contribution for the 2005 Plan Year. The benefits listed in the table below are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Pension Plan for the remainder of their life.

The following table shows the estimated annual retirement benefit payable pursuant to the Pension Plan of an employee currently 65 years of age, whose highest salary remained unchanged during his last 5 years of employment and whose benefit will be paid for the remainder of his life.
	Amount of Annual Retirement Benefit
Average	With Credited Service of: (1)
Annual Earnings	10 Years	20 Years	30 Years	40 Years

$ 25,000	$3,750	$7,500	$11,250	$15,000
50,000	7,500	15,000	22,500	30,000
75,000	11,250	22,500	33,750	45,000
100,000	15,000	30,000	45,000	60,000
125,000	18,750	37,500	56,250	75,000
150,000	22,500	45,000	67,500	90,000
175,000	26,250	52,500	78,750	105,000
200,000	30,000	60,000	90,000	120,000

(1)
Messrs. Latoff, Kline and Miller will not be eligible for any benefits under the Pension Plan. Mr. Thorne, Mr. Dankanich, Mr. Hieb, Mr. Moroney and Mr. Wright have 13 years, 32 years, 3 years, 13 years and 2 years, respectively, of credited service under the Pension Plan. Mr. Wright resigned on January 4, 2006. Earnings in excess of $200,000 are not considered in determining the pension benefit.

Retirement Agreement for Former Chief Executive Officer

Effective December 17, 2004, the Corporation and the Bank (the Corporation and the Bank are sometimes referred to herein for this purpose as the “Company”) and its then current President and Chief Executive Officer Henry F. Thorne entered into a Retirement Agreement providing for Mr. Thorne’s phased retirement. Pursuant to the Retirement Agreement, Mr. Thorne resigned his positions as President and Chief Executive Officer of the Company, and as director of the Bank, effective immediately. He will continue as a director and Vice Chairman of the Corporation until June 20, 2005, and thereafter will continue to be employed as a Vice President of the Bank until his retirement on June 20, 2006. The Retirement Agreement provides that the Company will pay Mr. Thorne $207,428, an amount equal to severance provided for in his existing employment agreement, which was terminated by the Retirement Agreement. The severance is payable over a period of 12 months, but Mr. Thorne may elect to take the severance amount in a single lump sum at an earlier date. Mr. Thorne will also be entitled to a bonus of at least $20,000 payable in 2005 for his services in 2004. In addition, the Company will pay Mr. Thorne a salary of $3,000 a month, or a total of $54,000, during the period until his retirement. The Company also agreed to pay medical benefits for Mr. Thorne and his spouse until June 18, 2008, when he reaches age 65. In the Retirement Agreement, Mr. Thorne is bound by certain non-compete covenants and other restrictions, and grants the Company a right of first refusal with respect to Company stock he owns.

Retirement and Death Benefit Agreement for Henry F. Thorne

On November 24, 1999, the Bank and Henry F. Thorne, its then current Chief Executive Officer (the “Executive”), entered into a Death Benefit Agreement providing for supplemental death and retirement benefits for him (the “Supplemental Plan”). The Supplemental Plan provided that the Bank and the Executive share in the rights to the cash surrender value and death benefits of a split-dollar life insurance policy (the “Policy”) and provided for additional compensation to the Executive, equal to any income tax consequences related to the Supplemental Plan until retirement. The Policy is designed to provide the Executive, upon attaining age 65, with projected annual after-tax distributions of approximately $35,000, funded by loans against the cash surrender value of the Policy. In addition, the Policy is intended to provide the Executive with a projected death benefit of $750,000. Neither the insurance company nor the Bank guaranteed any minimum cash value under the Supplemental Plan.

On December 23, 2003, the Supplemental Plan was replaced by a Retirement and Death Benefit Agreement (the “Replacement Plan”). Pursuant to the Replacement Plan, ownership of the Policy was transferred to the Bank to comply with certain Federal income tax law changes, and the Bank may establish a trust for the purpose of funding the benefits to be provided under the Replacement Plan, or the Bank’s obligations under the Replacement Plan and similar agreements or plans which it may enter into or establish for the benefit of the Executive, other employees of the Bank, or both.

The Replacement Plan provides that if the Executive remains employed continuously by the Bank until age 65, he shall, upon his termination of employment for any reason other than Cause, receive an annual retirement benefit of $34,915, payable monthly, from the date of his termination of employment until his death. If Executive’s employment with the Bank terminates prior to age 65 for any reason other than Cause, he will be entitled to an annual retirement benefit payable monthly commencing the month after he reaches age 65 until his death, but in this event his annual retirement benefit will be equal to that proportion of the $34,915 annual benefit his actual years of service with the Bank bears to the years of service he would have completed had he remained employed continuously by the Bank until age 65. In either case, he will also be entitled to receive monthly a tax allowance calculated, subject to certain assumptions, to substantially compensate him for his federal and state income, employment and excise tax liabilities attributable to the retirement benefit and the tax allowance.

The Executive is entitled to select a beneficiary to receive $750,000 of the death benefits payable under the Policy upon his death. The Bank is obligated to make an annual cash reimbursement to the Executive equal to 56.25% of the portion of the annual Policy premium taxable to the Executive, to defray federal and state taxes for which he will be liable as a result of the Bank’s payment of Policy premiums and such reimbursement. The Bank may not sell, assign, transfer, surrender or cancel the Policy, or change the beneficiary designation provision, without the written consent of the Executive, but the Bank may pledge or assign the Policy, subject to the terms and conditions of the Replacement Plan, for the sole purpose of securing a loan from the issuer of the Policy or from a third party.

If the Executive’s employment is terminated by the Bank for Cause, the Bank shall retain ownership of the Policy and all rights associated therewith, including, but not limited to, the right to receive, or to designate a beneficiary to receive, the entire death benefit provided under the Policy, or to terminate the Policy, and neither the Executive nor the Beneficiary shall have any interest in or rights under the Policy. For purposes of the Replacement Plan, “Cause” means termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of the Corporation’s or the Bank’s affairs pursuant to a notice or other action by any regulatory agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors of the Corporation or the Bank will probably cause substantial economic damages to the Corporation or the Bank, willful or intentional breach or neglect by Executive of his duties, or material breach of any material provision of this Agreement. For these purposes, no act, or failure to act on Executive’s part shall be considered “willful” unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of the Corporation or the Bank; provided that any act or omission to act by Executive in reliance upon an approving opinion of counsel to the Corporation or the Bank or counsel to the Executive shall not be deemed to be willful.

To fund the annual premium on the Split-Dollar Policy and mitigate the obligations under the Supplemental Plan and the Replacement Plan, the Bank purchased an additional life insurance policy on the Executive’s life (the “BOLI Policy”) with an initial deposit of $1.5 million. The amount of the BOLI Policy has been calculated so that the projected increases in its cash surrender value will substantially offset the Bank’s expense related to the Split-Dollar Policy.

Officer Change of Control Agreements

Effective May 5, 1998 the Corporation and the Bank (the Corporation and the Bank are sometimes referred to herein for this purpose as the “Company”) entered into Change of Control Agreements (individually referred to as an “Agreement” or collectively referred to as the “Agreements”) with Messrs. Dankanich and Moroney in order to provide the Executives with severance payments as additional incentive to induce the Executives to devote their time and attention to the interest and affairs of the Company. The Company entered into similar agreements with Mr. Hieb on April 28, 2003, Mr. Kline on October 18, 2004, Mr. Miller on December 3, 2004 and Mr. Hartmann on January 25, 2006.

On January 25, 2006, the Company amended the existing Change of Control Agreements with William J. Hieb, the Company’s President and COO, and Thomas M. Miller, the Company’s First Executive Vice President and Chief Lending Officer, to increase the “Base Severance” payable to either of them upon a termination of employment with the Company after a “Change in Control” (as defined in the agreement), either by the Company other than for cause, or by him for “good reason” (as defined in the agreement), from one (1) year’s base salary (subject to withholding) to two (2) years’ base salary (subject to withholding).

The Company authorized a Change of Control Agreement for William S. Latoff on December 17, 2004. All of the terms of Mr. Latoff’s contract are the same as the terms described below with two exceptions. Mr. Latoff’s contract calls for a base severance payment equaling his annual base salary multiplied by 2.99, where Messrs. Dankanich, Moroney, Kline and Hartmann’s base severance payment equals their annual base salary multiplied by 1.00 and Messrs. Hieb and Miller’s base severance payment equals their annual base salary multiplied by 2.00. In addition, Mr. Latoff’s contract calls for 18 months of paid COBRA benefits, compared to 12 months for all other officers. Each of the foregoing named individuals is referred to below as an “Executive” and they are collectively referred to as “Executives.”

The Agreements provide that if an Executive’s employment is terminated after a change in control of the Corporation or the Bank, that he or she will receive, as a severance payment an amount equal to: (a) the annual base salary paid to the Executive and includible in the Executive’s gross income for Federal income tax purposes during the year in which the date of termination occurs by the Corporation and any of its subsidiaries subject to United States income tax; multiplied by (b) 2.99 in the case of Mr. Latoff, 2.00 for Messrs. Hieb and Miller and 1.00 for each of the other Executives. Such payment shall be made in a lump sum within 1 calendar week following the date of termination, subject to withholding by the Corporation as required by applicable law and regulations. Notwithstanding any provision of the Agreement or any other agreement of the parties, if the severance payment or payments under the Agreement, either alone or together with other payments which the Executive has the right to receive from the Corporation, would constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision, such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under the Agreement being subject to the excise tax imposed by Section 4999 of the Code.

For purposes of the Agreement, the term “Change of Control” is defined to mean: A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Bank, Corporation or any “person” who on the date hereof is a director or officer of the Bank or Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or Corporation representing 25% or more of the combined voting power of the Bank’s or Corporation’s then outstanding securities, or (b) during any period of two consecutive years during the term of the Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period or (c) the signing of a letter of intent or a formal acquisition or merger agreement between the Corporation or Bank, of the one part, and a third party which contemplates a transaction which would result in a “change of control”.

Director Change of Control and Retirement Agreements

Effective February 27, 2002 the Boards of Directors of the Corporation and the Bank authorized Retirement and Change of Control Agreements (individually referred to as a “Director Agreement” or collectively referred to as the “Director Agreements”) with its non-employee directors in order to secure the future services of each director and to induce the directors to devote their time and attention to the interests and affairs of the Corporation and the Bank under all circumstances, including without limitation, circumstances involving the prospect of the director’s retirement or a possible change in control of the Corporation and the Bank. On November 10, 2003, the Corporation and Bank finalized and signed Director Agreements with each non-employee director, modifying the terms originally approved February 27, 2002 by eliminating retroactively any retirement features for any director. The Bank and the Corporation entered into a similar agreement with Mildred C. Joyner on February 23, 2005 and Thomas A Fillippo on February 22, 2006 which excludes any retirement feature. The Director Agreements for all non-employee directors provide for severance compensation upon termination of a director’s services for the Corporation and the Bank and all of their subsidiaries (as opposed to services as an employee) (“Director Services”) if the termination occurs within 3 years after a Change in Control and other than for cause, or if the director voluntarily terminates his services for Good Reason within 3 years after a Change in Control.

The Director Agreements provide that a director shall have “Good Reason” for causing a Termination if the Termination occurs within 1 year after any of the following events shall have occurred without the director’s consent: (i) a reduction (for reasons other than the actions of the director) in the aggregate annual compensation paid to the director for the Director Services during any fiscal year, as compared to the greater of (I) the aggregate annual compensation paid to the director for all the services during the last full fiscal year before a Change in Control, or (II) the aggregate annual compensation paid to the director for all services during any subsequent fiscal year; or (ii) the Corporation’s failure to give the director increases in aggregate annual compensation at least equal to any increases given to other directors of the Corporation, the Bank or any of their subsidiaries in their compensation for comparable services as director; or (iii) the imposition by the Corporation of changes in duties or schedule or location of attendance at board or committee meetings that, singly or in the aggregate, impose additional unreimbursed expense, or other unreasonable burdens, on the director in attending or participating in board or committee meetings or otherwise fulfilling his or her responsibilities.

The amount of the severance payable under the Director Agreements will be equal to 2.99 times either: (i) if a change of control has occurred prior to the date of Termination, the greater of (I) the aggregate annual cash compensation paid to the director for Director Services during the Base Fiscal Year, or (II) the aggregate annual cash compensation paid to the director for Director Services during any fiscal year of the Corporation after the Base Fiscal Year, or (ii) if a change of control has not occurred prior to the date of Termination, the aggregate annual cash compensation paid to director during the last full fiscal year of the Corporation prior to the date of Termination. Such amount shall be payable in equal installments over a period of 3 years following the date of Termination, subject to withholding of any taxes by the Corporation as required by applicable law and regulations. Unless the Corporation shall have elected to pay in more frequent installments, such installments shall be monthly. In addition, if the Corporation paid for a director’s health insurance, HMO or other similar medical provider benefits (excluding any disability plans or benefits) immediately prior to the date of Termination, the Corporation shall continue to pay for or reimburse the director’s payments for such benefits for a period of 1 year after the date of Termination, but in an aggregate amount not exceeding the Corporation’s payments for such benefits in the year preceding the date of Termination.

For purposes of the Director Agreements, the term “Change of Control” is defined to mean any of the following: (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)(or any successor provision) as it may be amended from time to time; (2) any “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date of the Director Agreements), other than the Corporation or Bank, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or Bank representing 25% or more of the combined voting power of the Corporation’s or Bank’s then outstanding securities; (3) during any period of two (2) consecutive years after a Change in Control, individuals who at the beginning of such period constitute the Board of the Directors of the Corporation or Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (4) the signing of a letter of intent or a formal acquisition or merger agreement between the Corporation or Bank, of the one part, and a third party, which contemplates a transaction that would result in a Change of Control, but only if such letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time the Triggering Event in question occurs.

Certain Transactions of Management and Others with the Corporation and its Subsidiaries

The Bank makes loans to executive officers and directors of the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Federal regulations prohibit the Bank from making loans to executive officers and directors of the Corporation or the Bank at terms more favorable than could be obtained by persons not affiliated with the Corporation or the Bank. The Bank’s policy towards loans to executive officers and directors currently complies with this limitation. The aggregate outstanding balance of the loans to all executive officers, directors or their affiliates, whose aggregate indebtedness to the Bank exceeded $60,000, at December 31, 2005, represented .79% of stockholders’ equity of the Corporation on that date.

Some current directors, nominees for director and executive officers of the Corporation and entities or organizations in which they were executive officers or the equivalent or owners of more than 10% of the equity were customers of and had transactions with or involving the Bank in the ordinary course of business during the fiscal year ended December 31, 2005. None of these transactions involved amounts in excess of 5% of the Corporation’s consolidated gross revenues during 2005 or, if applicable, more than 5% of the other entity’s consolidated gross revenues for its last full fiscal year, nor was the Corporation indebted to any of the foregoing persons or entities in an aggregate amount in excess of 5% of the Corporation’s total consolidated assets at December 31, 2005. Additional transactions with such persons and entities may be expected to take place in the ordinary course of business in the future.

During 2005, the Corporation has paid an aggregate of $76,074 in consulting fees to TSG, Inc., a corporation owned by Eli Silberman, a director of the Corporation, for public relations and marketing services rendered to the Corporation and the Bank. On March 14, 2006, the Bank signed an agreement with TSG, Inc. for $60,000 for similar services to be provided in 2006.

On February 10, 2005, the Bank entered into an Agreement of Lease (the “Lease”) to open an additional branch of the Bank in approximately 4,770 square feet of first floor space in an existing building located at 2 North Church Street (the “Building”) in the central business district of West Chester, Chester County, Pennsylvania, with Headwaters Associates, a Pennsylvania general partnership (the “Landlord”) for which William S. Latoff, the Registrant’s Chairman of the Board and Chief Executive Officer, is one of two general partners. The Lease is for an initial term of 5 years and gives the Bank successive options to renew the Lease for 3 additional terms of 5 years each. The Lease obligates the Bank to pay Basic Rent during the first two years of the Lease at an annual rate of $94,207.50 ($7,850.63 per month). During each of Years 3, 4 and 5 of the initial Lease term, the Basic Rent will increase according to the percentage increase, if any, during the then most recent year of the consumer price index for all urban consumers, Philadelphia-Wilmington-Atlantic City, CMSA (“CPI”). If the Bank exercises its options to renew the Lease term, the Basic Rent for each renewal term is to be established at a fair market rental taking into account all of the terms and conditions of the Lease. The Bank is also obligated under the Lease to pay its proportionate share of real estate taxes and certain utilities shared in the Building with other tenants, and to pay its own cost of certain utilities that are separately metered. Pursuant to the Lease, the Bank is to provide its own janitorial and maintenance services. The Lease entitles the Bank to make certain improvements relating to signage, teller stations, safe deposit boxes, ATM facilities and night depository boxes subject to any applicable ordinances and third party restrictions, and subject to a potential obligation to remove them at termination of the Lease. The Landlord is generally obligated to maintain and repair the Building structure, roof and utility systems. The Bank and the Landlord each have obligations to maintain insurance on a coordinated basis. The Lease covers additional contingencies such as property casualty and condemnation and gives the Bank and Landlord certain rights of termination upon certain casualties or condemnation events. The Bank has limited rights of assignment and subletting. Upon a default by the Bank under the Lease, the Landlord has, among other remedies, a right to terminate the Lease, a right to re-enter, and a right to accelerate and sue for the Basic Rent for the balance of the unexpired term. Due to the personal interest of Mr. Latoff, the Audit Committee and its Chairman, Mr. Thornton, recommended that an independent lease evaluation be performed comparing and contrasting this site to other sites currently available as well as those proposed to be constructed with in the next 12 to 18 months. The conclusion of that evaluation was that the proposed site is superior to those other opportunities as to availability, location and price. The Audit Committee reached the conclusion that the proposed terms and conditions of the lease were more favorable to the Bank than would otherwise be available in the marketplace and that the site and its availability were also superior.

There are no material pending legal proceedings to which any director, officer or affiliate of the Corporation, or any owner of record or beneficially of more than 5% of any class of voting securities of the Corporation, or any “associate” (as defined in SEC Rule 14a-1) of any director, officer or affiliate of the Corporation or 5% security holder is a party adverse to the Corporation or any of its subsidiaries.

Incentive Equity and Deferred Compensation Plan

The Corporation’s Incentive Equity and Deferred Compensation Plan, which has not been approved by the Corporation’s shareholders, provides for grants of stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”) and unrestricted stock (“Unrestricted Stock”) (Awards of Restricted Stock and Unrestricted Stock are sometimes referred to as “Stock Awards”), and provide for employees and directors to periodically elect to defer receipt of compensation from the Corporation (“Deferred Compensation”) (these are sometimes referred to below as “Awards”). Under the Incentive Equity and Deferred Compensation Plan (in this discussion sometimes referred to as the “Plan”), Awards may be granted either alone or in addition to or in tandem with another Award. The Board of Directors may amend or terminate the Incentive Equity and Deferred Compensation Plan, except as limited or prohibited by applicable law or regulations.

Under the Plan, Unrestricted Stock awards can be granted by the Board with or without conditions and may provide for an immediate or deferred transfer of shares to the participant; and Restricted Stock awards would be subject to such restrictions on transferability and risks of forfeiture as the Board may determine. If the participant terminates employment with the Corporation during the restriction period related to any Restricted Stock award, the shares of Common Stock subject to the restriction would be forfeited; however, the Board would have discretion to waive any restriction or forfeiture condition related to such shares of Common Stock. The Incentive Equity and Deferred Compensation Plan permits Stock Awards qualifying as “performance-based compensation” under Section 162(m) of the Code to certain participants that qualify as “covered employees” under Section 162(m) of the Code. However, the Board of Directors does not anticipate granting any Stock Awards qualifying as “performance-based compensation” under Section 162(m).

The Plan permits participants to elect to defer receipt of all or any part of a participant’s annual salary, bonus, director’s fees, or (subject to Board discretion) Common Stock or cash deliverable pursuant to a Stock Option or an Award. Elections as to salary and bonus could only be made annually. The Corporation would establish a special ledger account (“Deferred Compensation Account”) on the books of the Corporation for each electing participant. The Corporation may establish one or more trusts to fund deferred compensation obligations under the Incentive Equity and Deferred Compensation Plan. The accounts of multiple participants may be held under a single trust but in such event each account would be separately maintained and segregated from each other account

Except in the case of financial hardship, a participant would not receive a distribution, in either a lump sum or in annual installments over a period of up to 10 years as specified by the participant, from his or her Deferred Compensation Account until the earlier of (1) termination of the participant’s employment or directorship with the Corporation, or (2) the death or legal incapacitation of the participant, a “change in control” of the Corporation (as finally defined in any Supplemental Equity Compensation Plan as may be adopted). In addition, a director may, subject to certain restrictions, specify an age to receive distributions of the director’s Deferred Compensation Account. The Board of Directors would have authority, in its sole discretion, to allow an early distribution from a participant’s Deferred Compensation Account in the event of severe financial hardship due to the sudden illness of the participant or a participant’s family member, or the loss of the participant’s property due to casualty or other extraordinary circumstance.

401(k) Retirement Savings and Profit Sharing Plan

During the fourth quarter of 1994, the Bank adopted a retirement savings plan intended to comply with Section 40l(k) of the Internal Revenue Code of 1986. Prior to January 1, 2004, employees became eligible to participate after 6 months of service, and would thereafter participate in the 401(k) plan for any year in which they have been employed by the Bank for at least 501 hours. Effective January 1, 2004, employees were eligible to participate in the plan immediately after hire and regardless of the hours they were employed in any year. Effective July 1, 2005 all employees, with the exception of on-call employees, were eligible to participate in the plan immediately after hire and regardless of the hours they were employed in any year. In general, amounts held in a participant’s account are not distributable until the participant terminates employment with the Bank, reaches age 59½, dies or becomes permanently disabled.

Participants are permitted to authorize pre-tax savings contributions to a separate trust established under the 401(k) plan, subject to limitations on deductibility of contributions imposed by the Internal Revenue Code. The Bank makes matching contributions of $.25 for every dollar of deferred salary, up to 6% of each participant’s annual compensation. Each participant is 100% vested at all times in employee and employer contributions. The Corporation’s matching contributions to the 40l(k) plan for 2005 was $80,516. Beginning January 1, 2005, the Bank adopted a safe harbor provision for the plan which requires a 3% qualified non-elective contribution to be made to any employee with wages in the current year. Vesting in these qualified non-elective contributions is 100% at all times.

In 2004, the Bank added a profit sharing feature to the retirement savings plan under which it began making contributions in 2005 for the 2004 plan year equal to 3% of eligible participants’ W-2 wages. Under this feature of the plan, employees are immediately eligible for benefits and will be 100% vested after 3 years of service. In order to be credited with the profit sharing contribution for any year, an employee must be employed on the last day of the plan year.

Insurance

All eligible full time employees of the Bank are covered as a group by basic hospitalization, major medical, long-term disability, term life and a prescription drug plan. The Bank pays the total cost of the plans for employees with the exception of the major medical and the prescription drug plan, in which there is cost sharing and a co-payment required by the employees.

Compensation Committee Interlocks and Insider Participation

The following persons served as a member of the Corporation’s Compensation Committee during 2005: James J. Koegel, William S. Latoff and James H. Thornton. During 2005, Mr. Latoff also served as the Chief Executive Officer of the Corporation and the Bank.

Benefits & Compensation Committee Report to Shareholders

The report of the Benefits & Compensation Committee is set forth below:

Committee Responsibilities and Activities - The Benefits & Compensation Committee (“Committee”) of the Board of Directors meets periodically during the course of the year and establishes compensation & benefit programs for employees, including executive officers, that are designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Corporation’s short and long-term profitability, growth and return to shareholders on their investment. The Committee conducts regular comprehensive reviews of the Corporation’s compensation program and establishes the annual compensation of the Corporation’s employees, including executive officers. The Committee also takes action, or recommends that the Board take action, regarding the adoption, amendment or administration of executive compensation, incentive and benefit plans.

Committee Report on Executive Compensation - The philosophy of the Corporation is to provide fair and reasonable compensation to all employees, including its executive officers. The Committee believes that the overall enhancement of the Corporation’s performance, and in turn shareholder value, depends to a significant extent on the establishment of a close relationship between the financial interests of shareholders and those of the Corporation’s employees, especially executive officers. In addition to a desired pay-for-performance relationship, the Committee also believes that the Corporation must maintain an attractive compensation package that will attract, motivate and retain executive officers who are capable of making significant contributions towards the success of the Corporation. The Committee maintains that the compensation of the Corporation’s executive officers should be determined by a performance-based framework that enhances shareholder value through the integration of the overall financial condition and results of the operation of Corporation with individual performance. As part of this philosophy, the Committee’s specific objectives are: (i) provide annual compensation that takes into account the Corporation’s performance relative to its financial goals and objectives and the performance of the executive’s management and performance against assigned individual goals; (ii) align the financial interests of the executive officers with those of shareholders by providing equity-based long-term incentives; and (iii) offer a total compensation program for executive officers based on the level of responsibility of the executive’s position and necessary skills and experience relative to other executive officer positions and comparative compensation of similarly positioned executives of peer group financial institutions.

The key components of the compensation program are base salary, annual incentive awards and long-term incentives. The process utilized by the Committee in determining executive officer compensation levels for all of these components is based upon the Committee’s subjective judgment and takes into account objective qualitative and quantitative factors. However, the Committee emphasizes that in determining executive officer compensation levels, particular attention is placed on tying a significant portion of executive compensation to the success of the executive officer and the Corporation in meeting predetermined financial and performance goals. In general, the Committee continues to adjust the mix of base salary, annual incentive awards and long-term incentives. In making such determinations, the Committee considers various factors and criteria including: (i) relevant industry compensation practices; (ii) the complexity and level of responsibility attendant to the executive position and job function; (iii) the importance of the executive’s position to the Corporation compared to other executive positions; and (iv) the competitiveness of the executive’s total compensation.

Base Salaries - Base salaries are determined by the assessment of each executive’s performance; current salary in relation to the salary range designated for the job; experience; potential for advancement and by the performance of the Corporation. In addition, the Committee considers the economic conditions and other external events that affect the operations of the Corporation and by comparing it’s compensation practices with those of other banks and non-banking companies who are direct competitors for employee’s services, including executive talent.

In making compensation decisions, the Committee relies upon the work performed by two independent compensation consultants and the Bank’s Human Resources Department. The independent compensation consultants reviewed market data during 2005 to determine relevant compensation and benefits practices of the Corporation’s peer group. In addition, the consultants completed a review of the Corporation’s administrative practices. The Corporation’s peer group, developed by the independent compensation consultants, consisted of local and regional financial institutions that were determined to be indicative of the Corporation’s financial service competitors in terms of size and business mix. The Committee determined that the Corporation’s peer group is reasonable to measure the Corporation’s compensation practices given the Corporation’s continued and expected growth. The peer information provides guidance to the Committee, but the Committee does not target total compensation or any component thereof to any particular point within, or outside, the range of the peer group results.

Annual Incentive Awards - The purpose of annual incentive awards is to support and promote the pursuit of the Corporation’s organizational objective and financial goals through the payment of annual cash bonuses to executive officers and other key employees.

This practice permits senior executives, as well as other deserving employees, to receive cash bonus payments if the Corporation and the individual meet certain pre-established financial and non-financial performance goals for the year. The performance goals that apply to the executive feature of the plan are consistent with the Corporation’s Strategic Plan and Annual Budget. Annual incentive awards for executive officers are closely linked to the Corporation’s performance, while non-executive awards for executive officers are based on personal goals.

Long-Term Incentive Compensation - The final major component of the executive compensation program is the long-term incentive compensation feature. The Committee believes that a portion of executive compensation should be dependent on value created for the Corporation’s shareholders. This feature of the compensation package consists of stock options, stock appreciation rights and both restricted and unrestricted stock awards that offer executives the possibility of future value depending on the long-term price appreciation of the Corporation’s common stock and the executives’ continuing service with the Corporation.

Through the 1995 Stock Option Plan, the Committee makes annual grants of stock options at 100% of the stock’s fair market value on the date of grant to executives. Thus, executives are encouraged to manage the Bank with a view toward the future and maximizing shareholder value.

The Committee, acting in an advisory role to the full Board of Directors, determines grants of stock-based awards to senior executives, including the timing, amounts and types of awards. In the case of individual executives, the Committee’s award decisions are based both on corporate performance and the executive’s individual achievements.

Respectfully submitted,

THE BENEFITS & COMPENSATION COMMITTEE
James H. Thornton, Chairman
James J. Koegel
William S. Latoff

Corporation Performance Graph

The following graph presents the 5 year cumulative total return on DNB Financial Corporation’s common stock, compared to the S&P 500 Index and S&P Financial Index for the 5 year period ended December 31, 2005. The comparison assumes that $100 was invested in the Corporation’s common stock and each of the foregoing indices and that all dividends have been reinvested.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

A proposal will be presented at the Annual Meeting to ratify the appointment by the Board of Directors, on February 22, 2006, of KPMG LLP (“KPMG”) as the Corporation’s independent auditor for 2006. KPMG served as the Corporation’s independent auditor in 2005.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2005 and December 31, 2004 by the Company’s principal accounting firm KPMG LLP.

	December 31

	2005		2004

Audit Fees	$110,000		$115,000
Audit-Related Fees	32,000	(a)	—
Tax Fees	20,000	(b)	22,000	(b)
All Other Fees	—	(c)	—	(c)
	__________		__________
	$162,000		$137,000

(a)	Includes fees for services related to SAS 100 and Sarbanes-Oxley 404 reviews.

(b)	Includes fees for services related to tax compliance and tax planning.

(c)	Includes permitted internal audit outsourcing.

The Corporation’s Audit Committee has adopted a policy requiring that, before the Corporation’s principal auditing firm is engaged by the Corporation or any of its subsidiaries to render audit or non-audit services, the engagement must be approved by the Corporation’s Audit Committee.

During the Corporation’s fiscal years ending December 31, 2004 and 2005, the Corporation’s principal auditing firm, KPMG LLP did not perform any services other than the audit of the registrant’s annual financial statements (including the services identified in footnotes (a) and (b) to the table above) and review of financial statements included in the registrant’s Form 10-Q reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or the foregoing engagements for those fiscal years. KPMG LLP has advised the Corporation that none of the hours expended on the KPMG LLP audit engagement during the Corporation’s fiscal year ending December 31, 2005 were attributed to work performed by persons other than full-time, permanent employees of KPMG LLP.

Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions presented at the meeting.

In the event the selection of KPMG LLP is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of the Corporation’s independent auditor will be reconsidered by the Audit Committee and the Board.

Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the ratification of KPMG LLP as the independent auditors of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF

THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE CORPORATION.

Audit Committee and Audit Committee Report

In accordance with and to the extent permitted by applicable law or regulation, the information contained in this section of the Proxy Statement regarding the Audit Committee and the Report of the Audit Committee shall not be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of 3 directors and operates under a written charter approved by the Audit Committee and the Corporation’s Board of Directors. The duties of the Audit Committee are summarized in this proxy statement under “General Information about the Board of Directors” on page 5 and are more fully described in the Audit Committee Charter attached as Appendix B to the Corporation’s 2004 proxy statement.

Management is responsible for the Corporation’s internal controls and the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Corporation’s independent auditor is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

In this context, the Audit Committee reviewed and discussed the Corporation’s audited consolidated financial statements for the year ended December 31, 2005 (the “Audited Financial Statements”) with management and the Corporation’s independent auditor for 2005, KPMG LLP (the “Auditor”). The Audit Committee also discussed with the Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and both the Auditor and the Bank’s internal auditors directly provide reports on significant matters to the Audit Committee.

The Audit Committee has received the written disclosures and the letter from the Auditor required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with the Auditor its independence from the Corporation. The Audit Committee also considered whether the provision of non-audit services by the Auditor was compatible with maintaining the independent auditor’s independence.

The Audit Committee has discussed with management and the Auditor such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended that the Board of Directors include the Audited Financial Statements in the Corporation’s Annual Report to shareholders for the year ended December 31, 2005.

In addition, the Audit Committee recommended that the Board of Directors appoint KPMG LLP as the Corporation’s independent auditor for 2006, subject to ratification by the Corporation’s shareholders.

Respectfully Submitted,

THE AUDIT COMMITTEE
James H. Thornton, Chairman
Mildred C. Joyner
James J. Koegel

Audit Committee Charter

The Audit Committee has adopted a charter. A copy of the charter was attached to and furnished with the Corporation’s Proxy Statement for its annual meeting held on April 27, 2004, as filed with the Securities and Exchange Commission on March 29, 2004.

Stockholder Proposals

To be eligible for inclusion in the Corporation’s proxy materials relating to the Annual Meeting of Stockholders to be held in 2007, a stockholder proposal must be received by the Secretary of the Corporation at the address set forth on the first page of this Proxy Statement, not later than November 27, 2006. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

In connection with the Corporation’s 2006 annual meeting and pursuant to Rule 14a-4 under the Exchange Act, if the shareholder’s notice is not received by the Corporation on or before February 10, 2007, the Corporation (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

Other Matters Which May Properly Come Before The Meeting

The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

A COPY OF THE CORPORATION’S FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2005 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD ON THE RECORD DATE UPON WRITTEN REQUEST TO BRUCE E. MORONEY, DNB FINANCIAL CORPORATION, 4 BRANDYWINE AVENUE, DOWNINGTOWN, PA 19335-0904 OR BY CONTACTING MR. MORONEY AT 484-359-3153 OR bmoroney@dnbfirst.com.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald K. Dankanich, Secretary

Downingtown, Pennsylvania

March 27, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY
DNB FINANCIAL CORPORATION
[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS APRIL 27, 2006
The undersigned hereby constitutes and appoints Jack G. Conner, L. Ruth Patterson and A. Joseph Rubino and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of DNB Financial Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the Sheraton Great Valley, 707 E. Lancaster Pike, Frazer, Pennsylvania on Thursday, April 27, 2006 at 10:00 a.m., prevailing time, and at any adjournment or postponement thereof, according to the directions (if any) shown for each item on this proxy card, as more fully described in the Proxy Statement.

For     Withheld     For All Except
□      □         □
1. ELECTION OF DIRECTORS: for all nominees
listed below (except as marked to
the contrary below):

Thomas A. Fillippo, Sr., James J. Koegel and Eli Silberman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

______________________________

For     Against     Abstain
□         □         □

2. To ratify the appointment of KPMG LLP
as the independent auditors for the fiscal
year ending December 31, 2006.

Please be sure to sign and date this Proxy in the box below.

Date _______________________

__________________________________________________	_____________________________________________________
Stockholder sign above	Coholder (if any) sign above

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS PROXY. TO THE EXTENT YOU DO NOT GIVE A DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE, AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OF THE MEETING.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Detach above card, sign, date and mail in postage paid envelope provided.

DNB FINANCIAL CORPORATION

Please sign exactly as your name appears on this card, date and return this card promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and others signing in a representative or fiduciary capacity should state their full title as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY.
SIGN, DATE & MAIL YOUR PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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